     As filed with the Securities and Exchange Commission on August 24, 2007

                                                      Registration No. 333-66622

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    ---------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BNS HOLDING, INC.
                                -----------------
             (Exact name of Registrant as specified in its charter)

                Delaware                               20-1953457
                --------                               ----------
    (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

     61 East Main Street, Suite B,
         Los Gatos, California                            95031
         ---------------------                            -----
(Address of principal executive offices)               (Zip Code)

    The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan
    -------------------------------------------------------------------------
                             (Full Title of Plan)

                                 Kenneth Kermes
                      President and Chief Executive Officer
                          61 East Main Street, Suite B,
                           Los Gatos, California 95031
                           ---------------------------
                     (Name and Address of Agent for Service)

                                 (401) 848-6300
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                      II_1

                          DEREGISTRATION OF SECURITIES

      On August 10, 2007, BNS Holding Inc. (the "Company")  filed  amendments to its Certificate of Incorporation  which (i) effectuated a reverse stock split of its outstanding shares of Common Stock, whereby the Company effected a 1-for-200 reverse  stock split,  such that  stockholders  of record  owning fewer than 200 shares of Common Stock as of August 13, 2007 have had such shares converted into the right to receive  $13.62  for each  share of Common  Stock held prior to the reverse  stock split,  immediately  followed by a 200-for-1  forward stock split
(the  "Reverse/Forward  Stock Split"). As a result of the Reverse/Forward  Stock
Split,  the  Company has less than 300 holders of record of shares of it capital stock  and has  voluntarily  deregistered  all of the  Company's  capital  stock registered  pursuant to Sections 12 and 15 of the Securities and Exchange Act of
1934, as amended.

      As a result of the  deregistration  of the Company's  capital  stock,  the offering  pursuant  to  the  Registration  Statement  has  been  terminated.  In accordance with undertakings  made by the Company in the Registration  Statement to remove from registration,  by means of a post-effective amendment, any of the securities  that remain unsold at the  termination of the offering,  the Company hereby removes from registration the securities of Company registered but unsold under the Registration Statement.

                                      II_2

                                   SIGNATURES

      Pursuant to the  requirements  of the  Securities Act of 1933, as amended, the  Registrant  has duly  caused  this  Post-Effective  Amendment  No. 2 to its
Registration  Statement  on  Form  S-8  to  be  signed  on  its  behalf  by  the undersigned,  thereunto duly authorized in Los Gatos,  California,  on this 24th day of August, 2007.

                                         BNS HOLDING, INC.

                                         By:  /s/ Kenneth Kermes
                                              ----------------------------------
                                              Kenneth Kermes
                                              President and Chief Executive
                                              Officer

                                         By:  /s/ Terry Gibson
                                              ----------------------------------
                                              Terry Gibson
                                              Chief Financial Officer

      Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----

/s/ Kenneth Kermes          Chairman of the Board,              August 24, 2007
----------------------      President and Chief Executive
Kenneth N. Kermes           Officer (Principal Executive
                            Officer)

/s/ John R. Held            Director                            August 24, 2007
----------------------
John R. Held

/s/ James Henderson         Director                            August 24, 2007
----------------------
James Henderson

                            Director                            August __, 2007
----------------------
Jack Howard

/s/ Terry Gibson            Chief Financial Officer             August 24, 2007
----------------------      (Principal Financial Officer
Terry Gibson                and Principal Accounting
                            Officer)

                                      II-3